UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2012

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On February 23, 2012, Appliance Recycling Centers of America, Inc. (the “Company”) appointed Bradley S. Bremer, 42, to the position of President of ApplianceSmart, Inc.  ApplianceSmart is a subsidiary of the Company through which it operates its business of selling new major household appliances through a chain of Company-owned retail stores.  Mr. Bremer is responsible for directing all aspects of the Company’s retail division, including the management of sales, advertising and operations for the Company’s ApplianceSmart stores.  He also oversees the selection of ApplianceSmart locations, planning for new stores, development of new markets, and implementation of retail programs and services.

Mr. Bremer has been employed by the Company since 2000.  He served as the Vice President of Retail Operations from February 2007 until his appointment as President of ApplianceSmart.  From 2000 to 2007, Mr. Bremer held the position of Retail Operations Manager for the Company.  Mr. Bremer is a graduate of the University of Minnesota.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: February 28, 2012	/s/ Edward R. Cameron
Edward R. Cameron
President and Chief Executive Officer